Exhibit 3.1

BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

KERRY TAYLOR

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: March 16, 2026 01:59 PM Pacific Time

Incorporation Number: **C1582124**

Recognition Date and Time: Continued into British Columbia on March 16, 2026 01:59 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

VERDERA ENERGY CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Page: 1 of 3

DIRECTOR INFORMATION Last Name, First Name, Middle Name: Lee-Sheriff, Janet Mailing Address: 1771 ROBSON STREET, UNIT 1221 VANCOUVER VANCOUVER BC V6G 1C9 CANADA Delivery Address: 1771 ROBSON STREET, UNIT 1221 VANCOUVER VANCOUVER BC V6G 1C9 CANADA Last Name, First Name, Middle Name: Hayes, Gregory Mailing Address: 158 STREET SW, UNIT 3219 EDMONTON AB T6W 5C9 CANADA Delivery Address: 158 STREET SW, UNIT 3219 EDMONTON AB T6W 5C9 CANADA Last Name, First Name, Middle Name: Bambrough, Kevin Mailing Address: 569649 SIDE ROAD 6 RAVENNA ON N0H 2E0 CANADA Delivery Address: 569649 SIDE ROAD 6 RAVENNA ON N0H 2E0 CANADA Last Name, First Name, Middle Name: Indall, Jon Mailing Address: 113 CALLE PALOMITA SANTA FE NM 87505 UNITED STATES Delivery Address: 113 CALLE PALOMITA SANTA FE NM 87505 UNITED STATES Last Name, First Name, Middle Name: Pelizza, Mark S. Mailing Address: 3217 BRETON DRIVE PLANO TX 75025 UNITED STATES Delivery Address: 3217 BRETON DRIVE PLANO TX 75025 UNITED STATES Last Name, First Name, Middle Name: Sheriff, William Mailing Address: 1101 WEST CORDOVA STREET, UNIT 3904 VANCOUVER BC V6C 2B0 CANADA Delivery Address: 1101 WEST CORDOVA STREET, UNIT 3904 VANCOUVER BC V6C 2B0 CANADA AUTHORIZED SHARE STRUCTURE Page: 2 of 3

1. No Maximum Common Shares Without Par Value Without Special Rights or Restrictions attached _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ 2. No Maximum Preferred Shares Without Par Value With Special Rights or Restrictions attached _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ 3. No Maximum Special Shares Without Par Value Without Special Rights or Restrictions attached _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Page: 3 of 3